ASSEMBLY (MAQUILA) AND TECHNICAL ASSISTANCE AGREEMENT

This Agreement is entered into on this 1st. day of September of 1998, by and between TOLLYCRAFT YACHT CORPORATION, a corporation with offices in the United States of America, represented by Mr. Peter D. Hobbs, hereinafter referred to as the "COMPANY", and YACHTS OF THE AMERICAS, S.A. DE C.V. referred to as the "CONTRACTOR", represented by Mr. Manuel Gomez, in his capacity as Sole Administrator, pursuant to the following Recitals and Clauses:


R  E  C I  T  A  L  S  :


a) That on March 11, of this year, stock certificate number 3649 representing 2,000,000 shares of Tollycraft Yacht Corporation stock, was issued in favor of Manuel Gomez Ramos, trust account; said certificate was surrendered and on the 14th of May of this year, certificates number 3686 through 3710 representing in total the same amount of shares as certificate 3649 were issued in favor of Manuel Gomez Ramos, Client Trust Account, Noman, S. de R.L. client trust account, Petrugo Importaciones, S.A. de C.V. client trust account, Nora Torres Client Trust Account and Daniel Trujillo Client Trust Account.

b) Yachts of the Americas, S.A. de C.V. is a Mexican corporation owned by several Mexican nationals as well as several Mexican corporations.

It was specifically formed by these Mexican entities because of Reg S shares that have been distributed to them as an inducement for their participation in the formation of the above company. As a result Yachts of the Americas has agreed to the building of a plant and facility in a location directed by Tollycraft Yachts Inc. The facility itself will be designed and constructed in conformance to plans developed by Tollycraft Yachts. In addition the facility will be equiped with a five axle roter tooling machine capable of the production of molds for Tollycraft. The plant and all machinery will remain in the ownership of Yachts of the Americas.

c) The COMPANY states that it desires that the CONTRACTOR manufacture for it, in the CONTRACTOR's industrial facilities in Merida, Yucatan, Mexico, boats and yachts of any type.

d) The CONTRACTOR states it is willing to manufacture for the COMPANY such boats and yachts of any type, under the terms and conditions hereinafter mentioned.

e) One of the primary reasons for which the CONTRACTOR entered into this agreement is the use of the COMPANY's name in attracting other major boat manufacturers to it's facilities in Mexico.

f) The COMPANY's primary reason for entering into this agreement, is the ability to take advantage of the NAFTA treaty benefits, allowing it to be more competitive in the United States market.


HAVING STATED THE FOREGOING, THE PARTIES AGREE ON THE FOLLOWING:

C  L  A  U  S  E  S  :

FIRST. The CONTRACTOR covenants and agrees to contract, with the COMPANY, for the manufacture of boats and yachts of any type, as the COMPANY may wish to have manufactured in Merida, Yucatan, United Mexican States, utilizing equipment and machinery (tools and spare parts) which have been provided or which henceforth shall be provided by the COMPANY, as well as its own, which are to be used exclusively in and for the work that is to be carried out by the CONTRACTOR for the COMPANY. The CONTRACTOR guarantees that the manufacture of such products shall be carried out in strict compliance with the instructions and specifications of the COMPANY.

SECOND. Those articles, materials, and component parts for the products referred to above, for the purposes indicated in Clause First above, are and at all times shall continue to be, the sole and exclusive property of the COMPANY, and once the components and products covered by this Contract have been in Mexico, they must be returned by the CONTRACTOR to the COMPANY, to such places and destinations as the COMPANY may determine. The COMPANY shall bear the corresponding shipping charges, freight cartage and insurance while in transit to and from Mexico, and duties on importation into the United States of America.

THIRD. The CONTRACTOR may not, under any circumstances or for any reason sell, or in any other manner dispose of, any of the component parts or any of the repaired and/or manufactured products hereinabove referred to, within the United Mexican States or the United States of America or any other place.

FOURTH. Any samples of the product officially requested by an agency or department of the Federal Government of the United Mexican States, may only be delivered upon written authorization of the COMPANY and only when official receipt is given by the requesting agency or department.

FIFTH. The COMPANY shall determine at its sole discretion at all times, what products will be repaired and/or manufactured by the CONTRACTOR, as well as in what amounts, numbers or quantities and the types and qualities of materials that will be used by the CONTRACTOR in performing the work hereby contracted.

SIXTH. The COMPANY shall notify the CONTRACTOR, whenever possible of its expected production schedule of the various components and/or products and the parts required therefor, for a period of one year, at least thirty (30) days in advance, so that the CONTRACTOR may obtain the necessary permits or licenses from the Federal Government of the United Mexican States for the import of such component parts.

SEVENTH. In consideration of shares delivered, the CONTRACTOR agrees to pay to the COMPANY the sum of $2,000,000.00 dollars in services, to be applied at cost plus 20%. The manufacture of Boats and Yachts by the CONTRACTOR for the COMPANY at the CONTRACTOR's facilities in Mexico shall never be higher than 50% of the total production of the CONTRACTOR, unless otherwise agreed to by the parties.

EIGHTH. This Contract shall continue in force, for a maximum of 5 (five) years or until terminated by either party. The CONTRACTOR shall continue to build boats at cost for the COMPANY, for as long as this contract is in force.

NINETH. It is agreed between the parties that the COMPANY shall make available to the CONTRACTOR the benefit of the knowledge know-how and commercial, technical and practical experience, useful in the organization, management and operation of the CONTRACTOR's facilities, and shall render certain management assistance and services to the CONTRACTOR in connection therewith, so that:

a) All the obligations assumed by the CONTRACTOR in accordance herewith are properly and efficiently complied with;
b) The COMPANY may be assured that all the materials, parts and components delivered to the CONTRACTOR for the purposes indicated in Clause First hereof are effectively utilized exclusively for such purposes;

c) The facility may be staffed by qualified management and technical personnel; and

d) All efforts may be devoted to the achievement of maximum long-range profits and growth of the COMPANY and the CONTRACTOR.

TENTH. The assistance and services to be rendered and performed by the COMPANY in the fulfillment of the foregoing undertaking shall include the following:

a) Advise and assist in determining the number and types of employees necessary to operate and manage the CONTRACTOR's facilities, and the scope and requirements of assignments and positions;

b) Advise and assist in the establishment of purchasing procedures and in the procurement of raw materials and other supplies;

c) Advise and assist in the operation of the CONTRACTOR's facilities, including the scheduling of production, the establishment and maintenance of production, quality and inventory controls;

d) Advise with respect to the packaging and storing of all materials;

e) Advise and assist in the establishment of maintenance practices and procedures and in the development of an inventory control for materials;

f) Advise and assist in the establishment and maintenance of accounting, auditing and budget procedures, cost analysis and capital and operating cost controls;


g) Advise and assist in obtaining financing and the revision of capital structure when needed, to provide for growth of the business;

h) Provide training for supervisory and production personnel;

i) Provide quality control services for components and finished products; and

j) Advise and assist in the installation of and operational training for new equipment.

The above assistance and services shall be rendered by those employees which the COMPANY may consider appropriate. The individuals involved in the rendering of such assistance shall at all times be employees of the COMPANY and the CONTRACTOR assumes no liability for their salaries and other benefits which shall be covered at all times and in their entirety by the COMPANY. Those individuals shall under no circumstances be considered to be subordinated to the CONTRACTOR.

ELEVENTH. The COMPANY will be liable and assumes all responsibility that may derive from the invasion, damage, affectation, or loss that may be caused to any third party's intangible right with regard to the technical assistance to be provided under the terms hereunder.

TWELFTH. The CONTRACTOR covenants and agrees to comply with all existing laws and regulations in the United Mexican States in order to avoid penalties or Government action, so as to hold all machinery, equipment, materials, parts and tools, of any type or nature, or finished products, which are owned by the COMPANY, free of any liens, claims or charges by any agency or department of the Federal, State or Municipal Governments.

THIRTEENTH. The COMPANY hereby grants its full consent for the CONTRACTOR to use the COMPANY's name, during the period that this contract is in force without any limitation or remuneration owed to the COMPANY.

FOURTEENTH. For the interpretation and compliance of this Agreement, the parties hereto expressly submit themselves to the competent Courts of the state of Yucatan, Mexico, waiving any right that they may have to any other jurisdiction, by reason of their present or future domiciles.

FIFTEENTH. This Agreement shall substitute any and all agreements previously entered into between the parties and which might be opposed to the provisions hereof. The parties agree that this Agreement is to be construed under the laws of the United Mexican States, and no changes will be valid except when made in writing by both parties.

HAVING READ THE ABOVE AGREEMENT, the parties accepted and ratified it, and signed it in Merida, Yucatan, Mexico.

	The COMPANY					The CONTRACTOR
TOLLYCRAFT YACHT CORPORATION	YACHTS OF THE AMERICAS,
 							S.A. DE C.V.



By: 							By:
      Peter D. Hobbs					     Manuel Gomez
      Chairman, CEO					     Sole Administrator